Exhibit 99.3


                      FORM OF NOTICE OF GUARANTEED DELIVERY
                                       FOR

                            SUBSCRIPTION CERTIFICATES
                             ISSUED BY BLUEFLY, INC.

         This form, or one substantially equivalent to this form, must be used to exercise Subscription Rights pursuant to the Offering described in the Prospectus, dated __________, 2000 (the "Prospectus"), of Bluefly, Inc., a Delaware corporation ("Bluefly"), if a holder of Subscription Rights cannot deliver the Subscription Certificate(s) evidencing the Subscription Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 P.M., Eastern Standard Time, on __________, 2001 (as it may be extended, the "Expiration Date"). The Notice of Guaranteed Delivery must be sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Offering B Guaranteed Delivery Procedures" in the Prospectus. Payment of the Subscription Price of $2.34 per share for each share of Common Stock subscribed for upon exercise of such Subscription Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 P.M., Eastern Standard Time, on the Expiration Date, even if the Subscription Certificate evidencing such Subscription Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Subscription Certificate evidencing such Subscription Rights must be received by the Subscription Agent no later than three (3) NASDAQ SmallCap ("NASDAQ") trading days after the Expiration Date.

         The address and facsimile numbers of the Subscription Agent are as follows:



By First Class Mail:                                    By Overnight or
                                                        Registered Delivery:





___________________________                           _________________________

___________________________                           _________________________


                              Telephone: [________]
                              Facsimile: [________]



DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned hereby represents that he or she is the holder of the Subscription Certificate(s) representing Subscription Rights issued by Bluefly, Inc and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 P.M., Eastern Standard Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one (1) share of Common Stock per Subscription Right with respect to each of the number of Subscription Rights represented by such Subscription Certificate and shares set forth below pursuant to the Oversubscription Privilege described in the Prospectus.

No. of Subscription Rights exercised
pursuant to Basic Subscription
Privilege (shares subscribed for):                _____________________________



            plus

No. of Shares subscribed for pursuant
to Oversubscription Privilege:

                                                  _____________________________


                                 TOTAL:           _____________________________

                                                             x $2.34

TOTAL PAYMENT DUE:                               $_____________________________


         The undersigned understands that payment of the Subscription Price of $2.34 per share for each share of Common Stock subscribed pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before 5:00 P.M., Eastern Standard Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

            [ ]  is being delivered to the Subscription Agent herein; or

            [ ]  has been delivered separately to the Subscription Agent;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [ ] uncertified check (NOTE: Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date).

         [ ]      certified check;

         [ ]      bank draft (cashier's check);

         [ ]      postal, telegraphic or express money order;

         [ ]      wire transfer of immediately available funds.

         If by certified check, bank draft or express money order, please provided the:

Name of Maker:_________________________________________________________________

Date of check, draft or money order:___________________________________________

Bank on which check is drawn or issuer of money order:_________________________

SIGNATURE(S):___________________              ADDRESS:

NAME(S):________________________              _________________________________

________________________________              _________________________________


PLEASE TYPE OR PRINT                                    AREA CODE AND TELEPHONE
SUBSCRIPTION CERTIFICATE NO(S).                         NUMBER(S)
(If available)



_________________________________             _________________________________



                                       3